Exhibit 10.3

Calavo Growers, Inc.

Loan No. 3788881-201

October 31, 2011

SECOND AMENDMENT TO PROMISSORY NOTE

THIS SECOND AMENDMENT TO PROMISSORY NOTE (“Agreement”) is entered into this 31st day of October, 2011, between Calavo Growers, Inc., a California Corporation (“Borrower”), and the Farm Credit West, PCA (“Lender”), as follows:

RECITALS:

A.        On May 31, 2011, Lender made a loan to Borrowers in the face amount of $15,000,000.00, evidenced by a Promissory Note dated May 31, 2011 (“Note”), which Note was signed by Borrower and evidenced on the books of Lender as Loan No. 3788881-201 (“Existing Loan”).

B.        Borrower has requested a new payment schedule from Lender. Lender is willing to grant the requested change.

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SET FORTH ABOVE; THE TERMS AND CONDITIONS CONTAINED HEREIN, AND OTHER VALUABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, LENDER AND BORROWER AGREE AS FOLLOWS:

Paragraph number three (3) of the Promissory Note, “Repayment Terms”, is replaced in its entirety as follows:

Repayment Terms:  The undersigned shall pay to Payee the remaining fifty-six (56) monthly principal payments, plus accrued interest, in the amount billed, beginning on November 1, 2011 and on June 1, 2016 any amount necessary to pay the Account 201 in full on June 1, 2016. Payments, other than those required as specified in this Section or in the Term Agreement, may be made at any time and in any amount during the term of this Note, unless limited or prohibited herein or unless otherwise required by Lender in writing. This Loan is due and payable in full on June 1, 2016 (“Maturity Date”), at which time Borrower shall pay the unpaid principal balance and all accrued interest in full. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until said principal is paid in full, payable on demand, at a rate per annum set forth in the Term Agreement.

At Lender’s option, a change in the interest rate or an advance may either increase or decrease one or more of the following: the amount of each installment due, the amount of the final installment (resulting in a final installment due at the Maturity Date which may be greater than any previous installments) or the total number of installments due.

The parties have executed this Agreement as of the date first above written. The parties further acknowledge that this Agreement shall be attached to the Note and by this reference shall be fully incorporated therein.

Signatures appear on the following page

CALAVO GROWERS, INC.

By:	/s/ Arthur J. Bruno 11/11/2011
Arthur J. Bruno, Chief Operating Officer, Chief
Financial Officer and Corporate Secretary

By:	/s/ James Snyder 11/11/2011
James Snyder, Corporate Controller

Farm Credit West, PCA

By:	/s/ James Neeley
James Neeley, Senior Vice President Risk Management